EXHIBIT 23.2
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            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
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The Board of Directors
Pacific Biometrics, Inc.:

We have issued our report dated September 10, 2004, accompanying the consolidated financial statements of Pacific Biometrics, Inc. contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP

Seattle, Washington
November 8, 2005